Corporate & Other adjusted loss of $650-$850 million after-tax in 2018 excluding expense initiative costs Change from prior guidance due to lower tax rate Tax benefits in business segments more than offset C&O change Maintaining average 2018-2019 FCF target of 65-75% Lower end of range expected Impact of tax cash flow timing in 2018 Impact of group annuity reserve charge No change to capital management plans in 2018    2 Updated 2018 Guidance See Explanatory Note on Non-GAAP Financial Information for non-GAAP financial information, definitions and/or reconciliations. Exhibit 99.1